Exhibit 99.1

NEWS RELEASE

te.com

TE Connectivity announces second quarter results for fiscal year 2022

Record sales and double-digit EPS growth driven by continued strong operational performance

SCHAFFHAUSEN, Switzerland – April 27, 2022 – TE Connectivity Ltd. (NYSE: TEL) today reported results for the fiscal second quarter ended March 25, 2022.

Second Quarter Highlights

●	Net sales were $4.0 billion, up 7% on a reported basis and 8% organically year over year, with growth across all segments.
●	Orders of $4.5 billion with a book to bill of 1.13, reflecting ongoing demand strength in all segments.
●	GAAP diluted earnings per share (EPS) from continuing operations were $1.71, up 13% year over year, and adjusted EPS were $1.81, up 15% year over year.
●	Cash flow from operating activities was $413 million, with approximately $670 million returned to shareholders.
●	TE was named among the World’s Most Ethical Companies by Ethisphere for the eighth consecutive year.

“I am very pleased with our strong second quarter performance and our global team’s execution in delivering record sales and double-digit EPS growth that exceeded our expectations,” said TE Connectivity CEO Terrence Curtin. “All three of our business segments – Transportation, Industrial and Communications – contributed and delivered sales growth year over year, demonstrating the strategic positioning of our portfolio, as we continue to benefit from our leadership position in long-term growth and sustainability trends. We continue to outperform the market in both automotive and commercial transportation due to our Transportation segment’s ongoing content growth and global design win momentum in electric vehicles. Our Communications segment is also seeing continued content growth in high-speed cloud applications and market share gains as we work with leading cloud customers on AI deployment and data center energy efficiencies. Our Industrial segment continues to demonstrate growth in factory automation applications and renewable energy applications where our technology is advancing sustainability initiatives. Our order trends remained strong through the quarter, and we expect to deliver year-over-year sales growth in the third quarter despite broader volatility in the macro environment.”

Third Quarter FY22 Outlook

For the third quarter of fiscal 2022, the company expects net sales of approximately $3.9 billion, reflecting an approximate 1% increase on a reported basis and an approximate 3% increase on an organic basis year over year. The company has included in its third quarter outlook an approximately 300 basis point year-over-year sales headwind from COVID-related shutdowns in China. GAAP EPS from continuing operations are expected to be approximately $1.71, with adjusted EPS of approximately $1.75, both down approximately 2% year over year.

Information about TE Connectivity's use of non-GAAP financial measures is provided below. For reconciliations of these non-GAAP financial measures, see the attached tables.

Conference Call and Webcast

The company will hold a conference call today beginning at 8:30 a.m. ET. The dial-in information is provided here:

●	At TE Connectivity's website: investors.te.com
●	By telephone: For both "listen-only" participants and those participants who wish to take part in the question-and-answer portion of the call, the dial-in number in the United States is (888) 330-3417 and for international callers, the dial-in number is (646) 960-0804
●	A replay of the conference call will be available on TE Connectivity’s investor website at investors.te.com at 11:30 a.m. ET on April 27, 2022.

About TE Connectivity

TE Connectivity Ltd. (NYSE: TEL) is a global industrial technology leader creating a safer, sustainable, productive, and connected future. Our broad range of connectivity and sensor solutions, proven in the harshest environments, enable advancements in transportation, industrial applications, medical technology, energy, data communications, and the home. With more than 85,000 employees, including over 8,000 engineers, working alongside customers in approximately 140 countries, TE ensures that EVERY CONNECTION COUNTS. Learn more at www.te.com and on LinkedIn, Facebook, WeChat and Twitter.

Non-GAAP Financial Measures

We present non-GAAP performance and liquidity measures as we believe it is appropriate for investors to consider adjusted financial measures in addition to results in accordance with accounting principles generally accepted in the U.S. (“GAAP”). These non-GAAP financial measures provide supplemental information and should not be considered replacements for results in accordance with GAAP. Management uses non-GAAP financial measures internally for planning and forecasting purposes and in its decision-making processes related to the operations of our company. We believe these measures provide meaningful information to us and investors because they enhance the understanding of our operating performance, ability to generate cash, and the trends of our business. Additionally, we believe that investors benefit from having access to the same financial measures that management uses in evaluating our operations. The primary limitation of these measures is that they exclude the financial impact of items that would otherwise either increase or decrease our reported results. This limitation is best addressed by using these non-GAAP financial measures in combination with the most directly comparable GAAP financial measures in order to better understand the amounts, character, and impact of any increase or decrease in reported amounts. These non-GAAP financial measures may not be comparable to similarly-titled measures reported by other companies.

The following provides additional information regarding our non-GAAP financial measures:

●Organic Net Sales Growth (Decline) – represents net sales growth (decline) (the most comparable GAAP financial measure) excluding the impact of foreign currency exchange rates, and acquisitions and divestitures that occurred in the preceding twelve months, if any. Organic Net Sales Growth (Decline) is a useful measure of our performance because it excludes items that are not completely under management’s control, such as the impact of changes in foreign currency exchange rates, and items that do not reflect the underlying growth of the company, such as acquisition and divestiture activity. This measure is a significant component in our incentive compensation plans.

●Adjusted Operating Income and Adjusted Operating Margin – represent operating income and operating margin, respectively, (the most comparable GAAP financial measures) before special items including restructuring and other charges, acquisition-related charges, impairment of goodwill, and other income or charges, if any. We utilize these adjusted measures in combination with operating income and operating margin to assess segment level operating performance and to provide insight to management in evaluating segment operating plan execution and market conditions. Adjusted Operating Income is a significant component in our incentive compensation plans.

●Adjusted Other Income (Expense), Net – represents net other income (expense) (the most comparable GAAP financial measure) before special items including tax sharing income related to adjustments to prior period tax returns and other items, if any.

●Adjusted Income Tax (Expense) Benefit and Adjusted Effective Tax Rate – represent income tax (expense) benefit and effective tax rate, respectively, (the most comparable GAAP financial measures) after adjusting for the tax effect of special items including restructuring and other charges, acquisition-related charges, impairment of goodwill, other income or charges, and certain significant tax items, if any.

●Adjusted Income from Continuing Operations – represents income from continuing operations (the most comparable GAAP financial measure) before special items including restructuring and other charges, acquisition-related charges, impairment of goodwill, tax sharing income related to adjustments to prior period tax returns and other tax items, other income or charges, and certain significant tax items, if any, and, if applicable, the related tax effects.

●Adjusted Earnings Per Share – represents diluted earnings per share from continuing operations (the most comparable GAAP financial measure) before special items including restructuring and other charges, acquisition-related charges, impairment of goodwill, tax sharing income related to adjustments to prior period tax returns and other tax items, other income or charges, and certain significant tax items, if any, and, if applicable, the related tax effects. This measure is a significant component in our incentive compensation plans.

●Free Cash Flow (FCF) – is a useful measure of our ability to generate cash. The difference between net cash provided by operating activities (the most comparable GAAP financial measure) and Free Cash Flow consists mainly of significant cash outflows and inflows that we believe are useful to identify. We believe Free Cash Flow provides useful information to investors as it provides insight into the primary cash flow metric used by management to monitor and evaluate cash flows generated from our operations. Free Cash Flow is defined as net cash provided by operating activities excluding voluntary pension contributions and the cash impact of special items, if any, minus net capital expenditures. Voluntary pension contributions are excluded from the GAAP financial measure because this activity is driven by economic financing decisions rather than operating activity. Certain special items, including net payments related to pre-separation tax matters and cash paid (collected) pursuant to collateral requirements related to cross-currency swap contracts, are also excluded by management in evaluating Free Cash Flow. Net capital expenditures consist of capital expenditures less proceeds from the sale of property, plant, and equipment. These items are subtracted because they represent long-term commitments. In the calculation of Free Cash Flow, we subtract certain cash items that are ultimately within management’s and the Board of Directors’ discretion to direct and may imply that there is less or more cash available for our programs than the most comparable GAAP financial measure indicates. It should not be inferred that the entire Free Cash Flow amount is available for future discretionary expenditures, as our definition of Free Cash Flow does not consider certain non-discretionary expenditures, such as debt payments. In addition, we may have other discretionary expenditures, such as discretionary dividends, share repurchases, and business acquisitions, that are not considered in the calculation of Free Cash Flow.

Forward-Looking Statements

This release contains certain "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance, financial condition or achievements to differ materially from anticipated results, performance, financial condition or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words "anticipate," "believe," "expect," "estimate," "plan," and similar expressions are generally intended to identify forward-looking statements. We have no intention and are under no obligation to update or alter (and expressly disclaim any such intention or obligation to do so) our forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by law. The forward-looking statements in this release include statements addressing our future financial condition and operating results, and the impact on our operations resulting from the coronavirus disease 2019 (“COVID-19”). Examples of factors that could cause actual results to differ materially from those described in the forward-looking statements include, among others, the extent, severity and duration of COVID-19 negatively affecting our business operations; business, economic, competitive and regulatory risks, such as conditions affecting demand for products in the automotive and other industries we serve; competition and pricing pressure; fluctuations in foreign currency exchange rates and commodity prices; natural disasters and political, economic and military instability in countries in which we operate, including continuing military conflict between Russia and Ukraine resulting from Russia’s invasion of Ukraine or escalating tensions in surrounding countries; developments in the credit markets; future goodwill impairment; compliance with current and future environmental and other laws and regulations; and the possible effects on us of changes in tax laws, tax treaties and other legislation, including the effects of Swiss tax reform. In addition, the extent to which COVID-19 will impact our business and our financial results will depend on future developments, which are highly uncertain and cannot be predicted. Such developments may include the geographic spread of the virus, the severity of the virus, the duration of the outbreak, the impact on our suppliers’ and customers’ supply chains, the actions that may be taken by various governmental authorities in response to the outbreak in jurisdictions in which we operate, and the possible impact on the global economy and local economies in which we operate. More detailed information about these and other factors is set forth in TE Connectivity Ltd.'s Annual Report on Form 10-K for the fiscal year ended Sept. 24, 2021 as well as in our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports filed by us with the U.S. Securities and Exchange Commission.

# # #

Contacts:	Media Relations: Rachel Quimby TE Connectivity 610-893-9593 Rachel.Quimby@te.com	Investor Relations: Sujal Shah TE Connectivity 610-893-9790 Sujal.Shah@te.com

TE CONNECTIVITY LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	For the Quarters Ended		For the Six Months Ended
	March 25,	March 26,	March 25,	March 26,
	2022	2021	2022	2021

	(in millions, except per share data)
Net sales	$4,007	$3,738	$7,825	$7,260
Cost of sales	2,670	2,528	5,258	4,904
Gross margin	1,337	1,210	2,567	2,356
Selling, general, and administrative expenses	416	401	779	762
Research, development, and engineering expenses	185	174	360	336
Acquisition and integration costs	10	6	18	14
Restructuring and other charges, net	21	17	33	184
Operating income	705	612	1,377	1,060
Interest income	4	8	6	11
Interest expense	(18)	(13)	(30)	(28)
Other income, net	5	4	20	3
Income from continuing operations before income taxes	696	611	1,373	1,046
Income tax expense	(136)	(106)	(246)	(166)
Income from continuing operations	560	505	1,127	880
Income (loss) from discontinued operations, net of income taxes	—	1	(1)	7
Net income	$560	$506	$1,126	$887

Basic earnings per share:
Income from continuing operations	$1.72	$1.53	$3.46	$2.66
Income from discontinued operations	—	—	—	0.02
Net income	1.72	1.53	3.45	2.68

Diluted earnings per share:
Income from continuing operations	$1.71	$1.51	$3.44	$2.64
Income from discontinued operations	—	—	—	0.02
Net income	1.71	1.51	3.43	2.66

Weighted-average number of shares outstanding:
Basic	325	331	326	331
Diluted	327	334	328	333

TE CONNECTIVITY LTD.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	March 25,	September 24,
	2022	2021

	(in millions, except share data)
Assets
Current assets:
Cash and cash equivalents	$749	$1,203
Accounts receivable, net of allowance for doubtful accounts of $50 and $41, respectively	3,068	2,928
Inventories	2,999	2,511
Prepaid expenses and other current assets	601	621
Total current assets	7,417	7,263
Property, plant, and equipment, net	3,817	3,778
Goodwill	5,463	5,590
Intangible assets, net	1,441	1,549
Deferred income taxes	2,466	2,499
Other assets	847	783
Total assets	$21,451	$21,462
Liabilities, redeemable noncontrolling interests, and shareholders' equity
Current liabilities:
Short-term debt	$610	$503
Accounts payable	1,986	1,911
Accrued and other current liabilities	2,450	2,242
Total current liabilities	5,046	4,656
Long-term debt	3,441	3,589
Long-term pension and postretirement liabilities	1,103	1,139
Deferred income taxes	185	181
Income taxes	318	302
Other liabilities	809	847
Total liabilities	10,902	10,714
Commitments and contingencies
Redeemable noncontrolling interests	107	114
Shareholders' equity:
Common shares, CHF 0.57 par value, 336,099,881 shares authorized and issued	148	148
Accumulated earnings	12,160	11,709
Treasury shares, at cost, 13,281,156 and 9,060,919 shares, respectively	(1,769)	(1,055)
Accumulated other comprehensive loss	(97)	(168)
Total shareholders' equity	10,442	10,634
Total liabilities, redeemable noncontrolling interests, and shareholders' equity	$21,451	$21,462

TE CONNECTIVITY LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	For the Quarters Ended		For the Six Months Ended
	March 25,	March 26,	March 25,	March 26,
	2022	2021	2022	2021

	(in millions)
Cash flows from operating activities:
Net income	$560	$506	$1,126	$887
(Income) loss from discontinued operations, net of income taxes	—	(1)	1	(7)
Income from continuing operations	560	505	1,127	880
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	194	193	392	380
Deferred income taxes	38	(6)	42	(48)
Non-cash lease cost	33	29	64	59
Provision for losses on accounts receivable and inventories	35	16	68	22
Share-based compensation expense	28	30	60	49
Other	13	(41)	4	(20)
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable, net	(205)	(268)	(57)	(567)
Inventories	(147)	(67)	(411)	(212)
Prepaid expenses and other current assets	(16)	57	36	(30)
Accounts payable	—	161	15	510
Accrued and other current liabilities	(20)	37	(305)	125
Income taxes	(7)	17	27	34
Other	(93)	(83)	(117)	38
Net cash provided by operating activities	413	580	945	1,220
Cash flows from investing activities:
Capital expenditures	(179)	(142)	(351)	(284)
Proceeds from sale of property, plant, and equipment	9	57	63	58
Acquisition of businesses, net of cash acquired	(2)	—	(102)	(107)
Other	(12)	8	7	10
Net cash used in investing activities	(184)	(77)	(383)	(323)
Cash flows from financing activities:
Net decrease in commercial paper	(479)	—	—	—
Proceeds from issuance of debt	588	661	588	661
Repayment of debt	(3)	(250)	(558)	(280)
Proceeds from exercise of share options	8	44	30	119
Repurchase of common shares	(404)	(140)	(708)	(259)
Payment of common share dividends to shareholders	(163)	(159)	(326)	(318)
Other	(7)	(5)	(38)	(24)
Net cash provided by (used in) financing activities	(460)	151	(1,012)	(101)
Effect of currency translation on cash	(2)	(4)	(4)	7
Net increase (decrease) in cash, cash equivalents, and restricted cash	(233)	650	(454)	803
Cash, cash equivalents, and restricted cash at beginning of period	982	1,098	1,203	945
Cash, cash equivalents, and restricted cash at end of period	$749	$1,748	$749	$1,748

Supplemental cash flow information:
Interest paid on debt, net	$17	$29	$29	$33
Income taxes paid, net of refunds	106	96	177	181

TE CONNECTIVITY LTD.

RECONCILIATION OF FREE CASH FLOW (UNAUDITED)

	For the Quarters Ended		For the Six Months Ended
	March 25,	March 26,	March 25,	March 26,
	2022	2021	2022	2021

	(in millions)
Net cash provided by operating activities	$413	$580	$945	$1,220
Excluding:
Cash (collected) paid pursuant to collateral requirements related to cross-currency swap contracts	(1)	(18)	(42)	12
Capital expenditures, net	(170)	(85)	(288)	(226)
Free cash flow (1)	$242	$477	$615	$1,006

(1) Free cash flow is a non-GAAP financial measure. See description of non-GAAP financial measures.

TE CONNECTIVITY LTD.

CONSOLIDATED SEGMENT DATA (UNAUDITED)

	For the Quarters Ended				For the Six Months Ended
	March 25,		March 26,		March 25,		March 26,
	2022		2021		2022		2021

	($ in millions)
	Net Sales		Net Sales		Net Sales		Net Sales
Transportation Solutions	$2,314		$2,287		$4,472		$4,511
Industrial Solutions	1,075		952		2,134		1,825
Communications Solutions	618		499		1,219		924
Total	$4,007		$3,738		$7,825		$7,260

	Operating	Operating	Operating	Operating	Operating	Operating	Operating	Operating
	Income	Margin	Income	Margin	Income	Margin	Income	Margin
Transportation Solutions	$409	17.7%	$398	17.4%	$804	18.0%	$706	15.7%
Industrial Solutions	148	13.8	111	11.7	271	12.7	187	10.2
Communications Solutions	148	23.9	103	20.6	302	24.8	167	18.1
Total	$705	17.6%	$612	16.4%	$1,377	17.6%	$1,060	14.6%

	Adjusted	Adjusted	Adjusted	Adjusted	Adjusted	Adjusted	Adjusted	Adjusted
	Operating	Operating	Operating	Operating	Operating	Operating	Operating	Operating
	Income (1)	Margin (1)	Income (1)	Margin (1)	Income (1)	Margin (1)	Income (1)	Margin (1)
Transportation Solutions	$422	18.2%	$413	18.1%	$814	18.2%	$844	18.7%
Industrial Solutions	164	15.3	119	12.5	321	15.0	237	13.0
Communications Solutions	150	24.3	105	21.0	313	25.7	180	19.5
Total	$736	18.4%	$637	17.0%	$1,448	18.5%	$1,261	17.4%

(1) Adjusted operating income and adjusted operating margin are non-GAAP financial measures. See description of non-GAAP financial measures.

TE CONNECTIVITY LTD.

RECONCILIATION OF NET SALES GROWTH (DECLINE) (UNAUDITED)

	Change in Net Sales for the Quarter Ended March 25, 2022
	versus Net Sales for the Quarter Ended March 26, 2021
	Net Sales		Organic Net Sales			Acquisitions/
	Growth (Decline)		Growth (Decline) (1)		Translation (2)	(Divestitures)

	($ in millions)
Transportation Solutions (3):
Automotive	$23	1.4%	$80	4.9%	$(57)	$—
Commercial transportation	12	3.1	21	5.4	(9)	—
Sensors	(8)	(2.9)	—	—	(8)	—
Total	27	1.2	101	4.5	(74)	—
Industrial Solutions (3):
Industrial equipment	133	39.2	93	27.2	(13)	53
Aerospace, defense, oil, and gas	(6)	(2.2)	—	—	(5)	(1)
Energy	(1)	(0.5)	9	4.8	(8)	(2)
Medical	(3)	(1.9)	(1)	(1.2)	(2)	—
Total	123	12.9	101	10.5	(28)	50
Communications Solutions (3):
Data and devices	107	38.5	98	35.0	(4)	13
Appliances	12	5.4	16	7.3	(4)	—
Total	119	23.8	114	22.8	(8)	13
Total	$269	7.2%	$316	8.4%	$(110)	$63

	Change in Net Sales for the Six Months Ended March 25, 2022
	versus Net Sales for the Six Months Ended March 26, 2021
	Net Sales		Organic Net Sales			Acquisitions/
	Growth (Decline)		Growth (Decline) (1)		Translation (2)	(Divestitures)

	($ in millions)
Transportation Solutions (3):
Automotive	$(86)	(2.6)%	$(11)	(0.4)%	$(75)	$—
Commercial transportation	46	6.5	57	7.9	(11)	—
Sensors	1	0.2	13	2.5	(12)	—
Total	(39)	(0.9)	59	1.3	(98)	—
Industrial Solutions (3):
Industrial equipment	300	47.3	212	33.0	(25)	113
Aerospace, defense, oil, and gas	(14)	(2.7)	(6)	(1.4)	(8)	—
Energy	15	4.2	38	10.5	(12)	(11)
Medical	8	2.5	11	3.1	(3)	—
Total	309	16.9	255	13.9	(48)	102
Communications Solutions (3):
Data and devices	222	43.4	209	40.7	(5)	18
Appliances	73	17.7	77	18.4	(4)	—
Total	295	31.9	286	30.8	(9)	18
Total	$565	7.8%	$600	8.2%	$(155)	$120

(1) Organic net sales growth (decline) is a non-GAAP financial measure. See description of non-GAAP financial measures.
(2) Represents the change in net sales resulting from changes in foreign currency exchange rates.
(3) Industry end market information is presented consistently with our internal management reporting and may be periodically revised as management deems necessary.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended March 25, 2022

(UNAUDITED)

		Adjustments
		Acquisition-	Restructuring
		Related	and Other		Adjusted
	U.S. GAAP	Charges (1)	Charges, Net (1)	Tax Items (2)	(Non-GAAP) (3)

	($ in millions, except per share data)
Operating income:
Transportation Solutions	$409	$4	$9	$—	$422
Industrial Solutions	148	6	10	—	164
Communications Solutions	148	—	2	—	150
Total	$705	$10	$21	$—	$736

Operating margin	17.6%				18.4%

Other income, net	$5	$—	$—	$—	$5

Income tax expense	$(136)	$(2)	$(5)	$8	$(135)

Effective tax rate	19.5%				18.6%

Income from continuing operations	$560	$8	$16	$8	$592

Diluted earnings per share from continuing operations	$1.71	$0.02	$0.05	$0.02	$1.81

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.

(2) Includes $27 million of income tax expense related to the write-down of certain deferred tax assets to the lower tax rate enacted in the canton of Schaffhausen on December 27, 2021. Also includes a $19 million income tax benefit related to the tax impacts of an intercompany transaction. Our estimated annual effective tax rate for fiscal 2022 includes a total income tax benefit of approximately $75 million related to this transaction, with portions recognized in the quarters ended December 24, 2021 and March 25, 2022 and the remainder to be recognized in the remaining quarters of fiscal 2022.

(3) See description of non-GAAP financial measures.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended March 26, 2021

(UNAUDITED)

		Adjustments
		Acquisition-	Restructuring
		Related	and Other	Adjusted
	U.S. GAAP	Charges (1)	Charges, Net (1)	(Non-GAAP) (2)

	($ in millions, except per share data)
Operating income:
Transportation Solutions	$398	$5	$10	$413
Industrial Solutions	111	3	5	119
Communications Solutions	103	—	2	105
Total	$612	$8	$17	$637

Operating margin	16.4%			17.0%

Other income, net	$4	$—	$—	$4

Income tax expense	$(106)	$(2)	$(2)	$(110)

Effective tax rate	17.3%			17.3%

Income from continuing operations	$505	$6	$15	$526

Diluted earnings per share from continuing operations	$1.51	$0.02	$0.04	$1.57

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.
(2) See description of non-GAAP financial measures.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Six Months Ended March 25, 2022

(UNAUDITED)

		Adjustments
		Acquisition-	Restructuring
		Related	and Other		Adjusted
	U.S. GAAP	Charges (1)	Charges, Net (1)(2)	Tax Items (3)	(Non-GAAP) (4)

	($ in millions, except per share data)
Operating income:
Transportation Solutions	$804	$7	$3	$—	$814
Industrial Solutions	271	18	32	—	321
Communications Solutions	302	1	10	—	313
Total	$1,377	$26	$45	$—	$1,448

Operating margin	17.6%				18.5%

Other income, net	$20	$—	$—	$(11)	$9

Income tax expense	$(246)	$(5)	$(12)	$3	$(260)

Effective tax rate	17.9%				18.1%

Income from continuing operations	$1,127	$21	$33	$(8)	$1,173

Diluted earnings per share from continuing operations	$3.44	$0.06	$0.10	$(0.02)	$3.58

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.
(2) Includes $33 million recorded in net restructuring and other charges and $12 million recorded in cost of sales.

(3) Includes a $36 million income tax benefit related to the tax impacts of an intercompany transaction. Our estimated annual effective tax rate for fiscal 2022 includes a total income tax benefit of approximately $75 million related to this transaction, with portions recognized in the quarters ended December 24, 2021 and March 25, 2022 and the remainder to be recognized in the remaining quarters of fiscal 2022. Also includes $27 million of income tax expense related to the write-down of certain deferred tax assets to the lower tax rate enacted in the canton of Schaffhausen, and $12 million of income tax expense related to an income tax audit of an acquired entity, as well as the related impact of $11 million to other income pursuant to the indemnification terms of the purchase agreement.

(4) See description of non-GAAP financial measures.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Six Months Ended March 26, 2021

(UNAUDITED)

		Adjustments
		Acquisition-	Restructuring
		Related	and Other		Adjusted
	U.S. GAAP	Charges (1)	Charges, Net (1)	Tax Items (2)	(Non-GAAP) (3)

	($ in millions, except per share data)
Operating income:
Transportation Solutions	$706	$10	$128	$—	$844
Industrial Solutions	187	7	43	—	237
Communications Solutions	167	—	13	—	180
Total	$1,060	$17	$184	$—	$1,261

Operating margin	14.6%				17.4%

Other income, net	$3	$—	$—	$—	$3

Income tax expense	$(166)	$(4)	$(34)	$(29)	$(233)

Effective tax rate	15.9%				18.7%

Income from continuing operations	$880	$13	$150	$(29)	$1,014

Diluted earnings per share from continuing operations	$2.64	$0.04	$0.45	$(0.09)	$3.05

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.
(2) Income tax benefits related to an Internal Revenue Service approved change in the tax method of depreciating or amortizing certain assets.
(3) See description of non-GAAP financial measures.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended June 25, 2021

(UNAUDITED)

		Adjustments
		Acquisition-	Restructuring
		Related	and Other	Adjusted
	U.S. GAAP	Charges (1)	Charges, Net (1)	(Non-GAAP) (2)

	($ in millions, except per share data)
Operating income:
Transportation Solutions	$433	$5	$2	$440
Industrial Solutions	148	4	6	158
Communications Solutions	133	—	3	136
Total	$714	$9	$11	$734

Operating margin	18.6%			19.1%

Other income, net	$2	$—	$—	$2

Income tax expense	$(124)	$(2)	$(4)	$(130)

Effective tax rate	17.6%			17.9%

Income from continuing operations	$581	$7	$7	$595

Diluted earnings per share from continuing operations	$1.74	$0.02	$0.02	$1.79

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.
(2) See description of non-GAAP financial measures.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Year Ended September 24, 2021

(UNAUDITED)

		Adjustments
		Acquisition-	Restructuring
		Related	and Other			Adjusted
	U.S. GAAP	Charges (1)	Charges, Net (1)	Other Items (1)(2)	Tax Items (3)	(Non-GAAP) (4)

	($ in millions, except per share data)
Operating income:
Transportation Solutions	$1,526	$18	$135	$—	$—	$1,679
Industrial Solutions	469	15	73	—	—	557
Communications Solutions	439	1	25	—	—	465
Total	$2,434	$34	$233	$—	$—	$2,701

Operating margin	16.3%					18.1%

Other income (expense), net	$(17)	$—	$—	$28	$—	$11

Income tax expense	$(123)	$(7)	$(35)	$(6)	$(333)	$(504)

Effective tax rate	5.2%					18.9%

Income from continuing operations	$2,255	$27	$198	$22	$(333)	$2,169

Diluted earnings per share from continuing operations	$6.77	$0.08	$0.59	$0.07	$(1.00)	$6.51

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.
(2) Charge related to the transfer of certain U.S. pension plan liabilities to an insurance company through the purchase of a group annuity contract.

(3) Represents a $327 million income tax benefit for the net reduction in valuation allowances associated primarily with certain tax planning actions as well as improved current and expected future operating profit and taxable income, $29 million of income tax benefits related to an Internal Revenue Service approved change in the tax method of depreciating or amortizing certain assets, and $23 million of income tax expense associated with the tax impacts of an intercompany transaction.

(4) See description of non-GAAP financial measures.

TE CONNECTIVITY LTD.

RECONCILIATION OF FORWARD-LOOKING NON-GAAP FINANCIAL MEASURES

TO FORWARD-LOOKING GAAP FINANCIAL MEASURES

As of April 27, 2022

(UNAUDITED)

Outlook for
Quarter Ending
June 24,
2022
Diluted earnings per share from continuing operations	$1.71
Restructuring and other charges, net	0.07
Acquisition-related charges	0.03
Tax items	(0.06)
Adjusted diluted earnings per share from continuing operations (1)	$1.75

Net sales growth	1.4%
Translation	4.0
(Acquisitions) divestitures, net	(2.1)
Organic net sales growth (1)	3.3%

(1) See description of non-GAAP financial measures.